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                                                                    Exhibit 10.2


                            CAMBRIDGE TRUST COMPANY

              INVENTORY AND ACCOUNTS RECEIVABLE SECURITY AGREEMENT

                                                                  -------------
                                                                      (Date)

      Cambridge Energy Research Associates, Limited Partnership, the debtor hereunder (hereinafter called the "Borrower") for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to The Cambridge Trust Company, 1336 Massachusetts Avenue, Cambridge, Massachusetts, the secured party hereunder (hereinafter called the "Bank"), a continuing security interest in Borrower's inventory, including all goods, merchandise, raw materials, goods and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrower's business (all hereinafter called the "Inventory"), and in all accounts, contracts, notes, bills, drafts, acceptances, general intangibles, instruments and documents (whether negotiable or non-negotiable), chattel paper, choses in action, and all other debts, obligations and liabilities in whatever form, owing to Borrower from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, for goods sold by it or for services rendered by it, or however otherwise the same may have been established or created, all guarantees and securities therefor, all right, title and interest of Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights of an unpaid seller of merchandise or services and in the products and proceeds thereof, including, without limitation, all proceeds of credit, fire or other insurance, and any tax refunds (which, with Inventory, is all hereinafter called "Collateral").

      The security interest granted hereby is to secure payment and performance of all debts, liabilities and obligations of Borrower to the Bank hereunder and also any and all other debts, liabilities and obligations of Borrower to Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limiting the generality of the foregoing, any debt, liability or obligation of Borrower to others, which Bank may have obtained by assignment or otherwise, and further, including, without litigation, all interest, fees, charges and expenses (all hereinafter called "Obligations").

      BORROWER'S PLACES OF BUSINESS. Borrower warrants that Borrower has no places of business other than that shown at the end of this Agreement, unless other places of business are listed immediately below, in which event Borrower represents that it has additional places of business at the following locations and none other:

      14 rue Duphot, 75001 Paris France
      1999 Harrison St., Oakland, CA  94612
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      Gml. Drammensvei 45, P.O. 72, N-1321, Stabekk, Norway and if Borrower has
an office in more than one state, the Borrower's chief executive office and the office where Borrower keeps its records concerning its accounts and other property, is 20 University Road, Charles Square, Cambridge, MA 02138 or if left blank, is that shown at the end of this Agreement. All Inventory presently owned by Borrower is stored at the following locations: N/A

Borrower will promptly notify Bank in writing of any change in the location of any place of business or the location of any Inventory or the establishment of any new place of business or location of Inventory or office where its aforesaid records are kept which would be shown in this Agreement if it were executed after such change.

      BORROWER'S ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

      (a) Borrower is a Limited Partnership duly organized and existing under the laws of the State of Delaware and is duly qualified and in good standing in every other state in which it is doing business.

      (b) the execution, delivery and performance hereof are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Borrower's charter, by-laws or other incorporation papers, or of any indenture, agreement or undertaking to which the Borrower is a party or by which it is bound.

      (c) The most recent financial statements relating to the Borrower heretofore delivered to the Bank are complete and correct and present fairly, subject, in the case of interim statements, to year-end audit and adjustments, the financial condition of the Borrower and of its subsidiaries, if any, as of the dates thereof and for the periods included therein, all in accordance with generally accepted accounting principles and practices consistently applied throughout the periods involved, and since the date of such financial statements there has been no material adverse change in such condition.

      (d) No approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Borrower of this Agreement or the consummation of the transactions contemplated hereby.

      (e) The extent that the Borrower has an employee benefit plan or other plan maintained for employees of Borrower or any subsidiary which is covered by Title IV


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of the Employee Retirement Income Security Act of 1974, no reportable event, as defined in such Act, has occurred and is continuing with respect to any such employee benefit plan.

      (f) No litigation is either threatened, contemplated or pending which will materially and adversely affect the Borrower's financial condition.

      (g) The Borrower is and will be the lawful owner of all Collateral free and clear of all liens, encumbrances and security interests (other than the security interest hereby granted to the Bank or other security interests approved in writing by the Bank), with full power and authority to grant the Bank a security interest therein, and the Borrower will defend the same against the claims and demands of all persons.

      COLLECTIONS; NOTICE OF ASSIGNMENT; EXPENSES. Except as hereinafter provided, the Borrower is authorized to collect all accounts of the Borrower as the Bank's collection agent. The Borrower agrees that, upon the request of Bank, it will hold all such collections in trust for the Bank without commingling the same with other funds of the Borrower and will promptly, on the day of receipt thereof, transmit such collections to the Bank in the identical form in which they were received by the Borrower, with such endorsements as may be appropriate, accompanied by a report, in form approved by the Bank, showing the amount of such collections and the cash discounts applicable thereto. At such intervals as the Bank may request, such reports shall also set forth the amount of allowances, adjustments, discounts and other credits not previously reported to the Bank and the amount owing on accounts which the Borrower deems should be charged off.

      All collections in the form of cash, checks or other demands remittances so transmitted to the Bank shall upon receipt by the Bank be credited to an account on the Bank's books in which will be recorded all collections of Collateral and all amounts paid from such account against the Obligations (the "Trust Account"). Each such credit shall be conditioned upon final payment to the Bank at its office referred to at the beginning of this agreement of all items giving rise to such credit. If any items is not so paid, the credit for such item shall be reversed whether or not the item has been returned. All collections in the form of notes, drafts, acceptances or other instruments not payable on demand shall be delivered by the Borrower to the collection department of the Bank. When such items are collected, the amount thereof shall be credited by the Bank to the Trust Account, with appropriate advice to the Borrower. Until such items are collected, the Borrower will not, without the consent of the Bank, make any entry on its books or records indicating that the same were received in payment of the account giving rise thereto.

      At such times as the Bank shall determine, the Bank, by charging the Trust Account, shall apply the full amount on deposit in the Trust Account in reduction or payment of Obligations then outstanding such application to be subject to final


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payment in cash of all items theretofore credited to the Trust Account. In lieu of applying the funds in the Trust Account in reduction or payment of outstanding Obligations, the Bank may at such intervals and on such conditions as may be permitted by the Bank upon receiving a current certificate of Collateral, release to the Borrower funds in the Trust Account in consideration of the acquisition by the Bank of a security interest in additional Collateral acquired by the Borrower since the immediately previous certificate.

      Any and all deposits or other sums at any time credited by or due from Bank to Borrower shall at all times constitute additional security for Obligations and may be set-off against any Obligations at any time whether or not they are then due or other security held by Bank is considered by Bank to be adequate. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts, choses in action, general intangibles, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral) owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or from Bank or in the possession of any third party acting in Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, shall constitute additional security for Obligations and may be applied at any time to Obligations which are then owing, whether due or not due.

      The Bank may upon the occurrence of an Event of Default or at any time thereafter notify account debtors that Collateral has been assigned to Bank and that payments shall be made directly to Bank. Upon request of Bank at any time, Borrower will so notify such account debtors and will indicate on all billings to such account debtors that their accounts must be paid to Bank. The Bank shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or in the name of the Borrower. Borrower shall pay to Bank on demand any and all reasonable counsel fees and other expenses incurred by the Bank in connection with the preparation of this Agreement, documents relating thereto or modifications thereof, and any and all expenses, including, but not limited, to a collection charge on all accounts collected, all attorneys' fees and expenses, and all other expenses of like or unlike nature which may be expended by the Bank to obtain or enforce payment of any account either as against the account debtor, Borrower or any guarantor or surety of Borrower or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Bank's rights or interests therein or thereto, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings.

      Borrower does hereby make, constitute and appoint any officer or agent of Bank as Borrower's true and lawful attorney-in-fact, with power to endorse the name


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of Borrower or any of Borrower's officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Bank in full or part payment of any amounts owing to Bank; to sign and endorse the name of Borrower or any of Borrower's officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and any instrument or document relating thereto or to Borrower's rights therein and to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Borrower may be delivered directly to Bank. The Borrower grants to said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Borrower might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder and thereafter as long as Borrower may be indebted to Bank.

      FINANCING STATEMENTS. At the request of Bank, Borrower will join with Bank in executing one or more Financing Statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable law in form satisfactory to Bank and will pay the cost of filing the same in all public offices wherever filing is deemed by Bank to be necessary or desirable. The Borrower will not change its name, identify or corporate structure without giving the bank prior written notice thereof and in connection with any such change execute and deliver, or cause to be executed and delivered, to the Bank all such additional security agreements, financing statements and other documents as the Bank shall reasonably require. This provision shall not be deemed to constitute consent to any change of identity or corporate structure otherwise prohibited in any agreement between the Borrower and the Bank. The Bank may file, as financing statement, a carbon, photographic or other reproduction of a financing statement or of this Agreement.

      BORROWER'S REPORTS. Borrower will furnish Bank within sixty days after the close of each quarterly period of Borrower's fiscal year a balance sheet and statement of profit and loss reflecting the financial condition of Borrower at the end of such period and the results of its operation during such period, such balance sheet and statement of profit and loss to be certified by Borrower's President or Treasurer to fairly present the financial condition at the end of such period and the results of its operations during such period in accordance with generally accepted accounting principles consistently applied.

      Borrower will furnish Bank annually, within ninety days after the close of each fiscal year, a full and complete signed copy of a report or reports, by certified public accountants acceptable to Bank, which report or reports shall include balance sheets of Borrower as at the end of such year and a statement of profit and loss of Borrower


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reflecting its operations during such year, such report or reports bearing the certificate of such certified public accountants.

      The Borrower shall from time to time deliver to Bank such other information and such reports as to the Collateral as the Bank shall request and in form required by the Bank.

      GENERAL AGREEMENTS OF BORROWER. Borrower agrees to keep all the Inventory insured with coverage and amounts not less than that usually carried by one engaged in a like business and in any event not less than that required by Bank with loss payable to the Bank and Borrower, as their interests may appear, hereby appoint Bank as attorney for Borrower in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts. As further assurance for the payment and performance of the Obligations, Borrower hereby assigns to Bank all sums, including returns or unearned premiums, which may become payable under any policy of insurance on the Collateral and Borrower hereby directs each insurance company issuing any such policy to make payment of such sums directly to Bank. The Bank or its agents have the right to inspect the Inventory and all records pertaining thereto at intervals to be determined by Bank and without hindrance or delay.

      Borrower will at all times keep accurate and complete records of Borrower's Inventory, accounts and other Collateral, and Bank, or any of its agents, shall have the right to call at Borrower's place or places of business at intervals to be determined by Bank, and without hindrance or delay, to inspect, audit, check and make extracts from any copies of the books, records, journals, orders, receipts or correspondence which relate to Borrower's accounts, and other Collateral or other transactions, between the parties thereto and the general financial condition of Borrower and Bank may remove any of such records temporarily for the purpose of having copies made thereof.

      Borrower, during the term of this Agreement, will not assign any accounts or other Collateral to any other party, nor create or permit to exist any lien, encumbrance or security interest of any kind covering any of the Collateral, other than for the benefit of the Bank.

      Borrower will maintain its corporate existence in good standing and comply with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or of any governmental authority which may be applicable to it or to its business.

      Borrower will not sell or dispose of any of its assets except in the ordinary and usual course of its business.


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      The Bank may in its own name or in the name of others communicate with account debtors in order to verify with them to Bank's satisfaction the existence, amount and terms of any accounts.

      This Agreement may but need not be supplemented by separate assignment of accounts and if such assignments are given the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests given by this Agreement.

      If any of Borrower's accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof, Borrower will immediately notify Bank thereof in writing and execute any instruments and take any steps required by Bank in order that all monies due and to become due under such contracts shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act.

      If any of Borrower's accounts should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, Borrower will immediately deliver same to Bank, appropriately endorsed to Bank's order and, regardless of the form of such endorsement, Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

      At the option of the Bank, Borrower will furnish to Bank, from time to time, within five (5) days after the accrual in accordance with applicable law of Borrower's obligation to make deposits for F.I.C.A. and withholding taxes, proof satisfactory to Bank that such deposits have been made as required.

      Borrower hereby grants to Bank for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations of any kind or character owing from Borrower to Bank are fully paid and discharged, the right to use of all premises or places of business which Borrower presently has or may hereafter have and where any of said Collateral may be located, at a total rental for the entire period of $1.00. Bank agrees not to exercise the rights granted in this paragraph unless and until Bank determines to exercise its rights against the Collateral herein.

      Borrower will promptly pay when due all taxes and assessments upon the Collateral or for its use or operation or upon this Security Agreement, or upon any note or notes evidencing the Obligations, and will, at the request of Bank, promptly furnish Bank the receipted bills therefor. At its option, Bank may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Borrower agrees to reimburse Bank on demand


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for any payments made, or any expenses incurred by Bank pursuant to the foregoing authorization, and upon failure of the Borrower so to reimburse Bank, any such sums paid or advanced by Bank shall be deemed secured by the Collateral and constitute part of the Obligations.

      EVENTS OF DEFAULT; CERTAIN RIGHTS OF THE BANK. In addition to and not in limitation of any and all other rights of the Bank hereunder or under applicable law, the Borrower shall be in default hereunder upon the occurrence of any of the following events (i) default in the payment or performance of any Obligation; (ii) default in the performance of any covenant or agreement contained herein; (iii) default by any guarantor of any of the Obligations in respect of any liability of such guarantor to the Bank; (iv) any representation, warranty or statement contained herein or in any certificate, report or document furnished by the Borrower to the Bank proves not to have been true and complete as of the time it was made or furnished; (v) any event which results in the acceleration of the maturity of indebtedness of the Borrower to others under any indenture, agreement or undertaking; (vi) the assertion of any adverse claim with respect to any of the Collateral; or (vii) the Borrower or any such guarantor shall have become Insolvent. The Borrower, any guarantor or any other person shall be considered to be "Insolvent" when any of the following events shall have occurred in respect of the Borrower or any guarantor: admission in writing of its inability, or be generally unable, to pay its debts as they become due, death, dissolution, termination of existence, cessation of normal business operations, insolvency, appointment of a receiver of any part of the property of, legal or equitable assignment, conveyance or transfer of property for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, such person. Upon the occurrence of any of such events of default, any or all Obligations shall, at the option of the Bank and notwithstanding any time allowed by any instrument evidencing of an Obligation, become immediately due and payable, without notice or demand, provided, that in the event the Borrower shall become Insolvent, all Obligations shall become immediately due and payable, without notice or demand.

      Upon the occurrence of any of such events of default, and at any time or times thereafter, the Bank shall have power and authority to sell or otherwise dispose of any or all Collateral. Such sale or other disposition, subject to any requirements of applicable law, may be by public or private proceedings and may be by way of one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as the Bank may determine. Except as required by applicable law, such sale or other disposition may be made without advertisement or any notice to the Borrower or to any other person. Where reasonable notification of the time or place of such sale or other disposition is so required, such requirement shall be met if such notice is mailed, postage prepaid, at least seven days before the time of such sale or other disposition to each person entitled thereto at each such person's last address known to the Bank. The Bank may at any time require the


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Borrower to assemble any tangible personal property constituting Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties. The Bank may buy at any public sale and if the Collateral is of a type customarily sold on a recognized market or the subject of widely distributed standard price quotations the Bank may buy at private sale. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and reasonable attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of any and all Obligations, in such order of preference as the Bank may determine, proper allowance for interest on Obligations not then due being made, and, unless otherwise provided by law, any surplus shall be returned to the Borrower. The Borrower shall remain liable for any deficiency.

      PROCESSING AND SALES OF INVENTORY. So long as Borrower is not in default hereunder, Borrower shall have the right, in the regular course of business, to process and sell Borrower's Inventory. A sale in the ordinary course of business shall not include transfer in total or partial satisfaction of a debt.

      TERM OF AGREEMENT. The term of this Agreement shall commence with the date hereof and continue in full force and effect and be binding upon the Borrower until all Obligations of Borrower to Bank shall have been fully paid and satisfied, and until so paid and satisfied, Borrower shall continue to assign accounts to Bank and turn over all collections to Bank, as herein provided, and Bank shall be entitled to retain its security interest in all existing and future accounts, Inventory and other Collateral.

      No delay or omission on the part of Bank in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Bank's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

      The laws of Massachusetts shall govern the construction of this Agreement and the rights and duties of the parties hereto. Signed, sealed and delivered on the day and year first above written.

                                    CAMBRIDGE ENERGY RESEARCH
                                    ASSOCIATES, LIMITED PARTNERSHIP
Witnessed by:                       --------------------------------
                                               (Borrower)


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/s/ Eileen P. Jordan                By: /s/ Daniel H. Lucking Jr.
--------------------------              ---------------------------------
                                                   (Title)

                                    Address:  20 University Road-Charles Square
                                            ------------------------------------
                                                 (Number and Street)

                                             Cambridge, MA  02138
                                             ----------------------------
                                                (City, County and State)

Accepted:

The Cambridge Trust Company

By:
   -------------------------------
      Levin L. Waters V, Sr. V.P.


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